Exhibit 10.11

Execution Version

MFH 2, LLC

398 S. Mill Avenue, Suite 306

Tempe, AZ 85284

April 29, 20226

ARC Group Acquisition I Corp

398 S. Mill Avenue, Suite 306

Tempe, AZ 85284

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between ARC Group Acquisition I Corp, incorporated in the British Virgin Islands (the “Company”) and MFH 2, LLC, a Delaware limited liability company (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the Company’s securities and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall make available to the Company certain office space, utilities and secretarial support as may be required by the Company from time to time, situated at 398 S. Mill Avenue, Suite 306, Tempe, AZ 85284 (or any successor location).

In exchange therefore, the Company shall pay the Sponsor the sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

Very Truly Yours,

ARC Group Acquisition I Corp

By:
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Member

AGREED TO AND ACCEPTED BY:

MFH 2, LLC

By:
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Manager